Booz | Allen | Hamilton® BOOZ ALLEN HAMILTON ANNOUNCES FIRST QUARTER FISCAL 2023 RESULTS + Company Enters Fiscal Year With Excellent Revenue Growth and Strong Profit Margins; Reaffirms Guidance for Full Year + Quarterly Revenue Increase of 13.1 percent over the Prior Year Period to $2.2 billion, and Revenue, Excluding Billable Expenses1 Growth of 9.9 percent + Quarterly Diluted Earnings Per Share of $1.03 and Adjusted Diluted Earnings Per Share1 of $1.13 + 6.8 percent Increase in Quarterly Backlog to $28.6 billion; Quarterly Book-to- Bill of 0.72x + 2.6 percent Year-Over-Year Headcount Growth + Quarterly Dividend of $0.43 per Share "We are pleased to enter the fiscal year and our three-year Investment Thesis period with strong performance in line with our expectations. In a continuously dynamic environment, we remain focused on building strategic momentum through operational excellence, critical mission delivery, and investment in our exceptional workforce as we drive the digital future together." — HORACIO ROZANSKI President and Chief Executive Officer McLean, Virginia; July 29, 2022 - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of management and technology consulting and engineering services firm Booz Allen Hamilton Inc., today announced preliminary results for the first quarter of fiscal year 2023. In the first quarter of fiscal 2023, the Company delivered strong overall performance, reaffirming full-year guidance announced in May 2022. The Company reported strong performance at the top and bottom lines, including excellent revenue growth and strong margins across all markets, demonstrating continued momentum aligned with both its VoLT (Velocity, Leadership, Technology) growth strategy and three-year Investment Thesis. The Company reported the following first quarter fiscal year 2023 results as compared to first quarter fiscal year 2022: quarterly revenue growth of 13.1 percent and a 9.9 percent quarterly increase in Revenue, Excluding Billable Expenses1; Net Income increased by 49.9 percent to $138.1 million, net income attributable to common stockholders increased by 50.1% to $138.3 million, and Adjusted Net Income1 increased by 3.4 percent to $150.9 million. Operating income increased 46.7% to $207.2 million; Adjusted EBITDA1 increased 6.1 percent to $252.6 million; Adjusted EBITDA Margin on Revenue1 was 11.2 percent; and Diluted EPS was $1.03, up $0.36 or 53.7 percent, while Adjusted Diluted EPS1 was $1.13, up by $0.06 or 5.6 percent. Compared to the first quarter fiscal 2022, the first quarter fiscal 2023 total backlog increased by 6.8 percent to $28.6 billion and the quarterly book-to-bill ratio was 0.72x. As of June 30, 2022, total headcount was 733 higher than at the end of the prior year period, an increase of 2.57 percent, and 26 lower than the end of the prior quarter. 1 FIRST QUARTER FY23 (changes are compared to prior year period) REVENUE: $2.25B +13.1 % EX. BILLABLE EXPENSES1: $1.58B +9.9 % OPERATING INCOME: $207.2M +46.7 % ADJ. OPERATING INCOME1: $223.4M +4.8 % NET INCOME: $138.1M +49.9 % NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS: $138.3M +50.1 % ADJUSTED NET INCOME1: $150.9M +3.4 % EBITDA: $247.5M +46.4 % ADJUSTED EBITDA1: $252.6M +6.1 % DILUTED EPS: $1.03 up from $0.67 ADJUSTED DILUTED EPS1: $1.13 up from $1.07 FINANCIAL SUMMARY First quarter ended June 30, 2022 - A summary of Booz Allen’s results for the first quarter of fiscal 2023 is below. All comparisons are to the prior year period. A description of key drivers can be found in the Company’s Earnings Call Presentation for the first quarter posted on investors.boozallen.com.

FINANCIAL OUTLOOK The Company reaffirms its previously provided fiscal year 2023 guidance as noted in the table below: CONFERENCE CALL INFORMATION Booz Allen Hamilton will host a conference call at 8 a.m. EDT on Friday, July 29, 2022, to discuss the financial results for its first quarter fiscal 2023. Analysts and institutional investors may participate on the call by registering online at investors.boozallen.com. Participants are requested to register a minimum 15 minutes before the start of the call. The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen Hamilton website at investors.boozallen.com. A replay of the conference call will be available online at investors.boozallen.com beginning at 11 a.m. EDT on July 29, 2022 and continuing for 30 days. 1 Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue and Free Cash Flow are non-GAAP financial measures. See "Non-GAAP Financial Information" below for additional detail. Approximately 1% of the targeted growth in revenue is from Tracepoint and Liberty. 2 Assumes an effective tax rate of 23–25%; average diluted shares outstanding of 131–133 million, and interest expense of $108–117 million. 3 Excludes approximately $550 million of cash taxes we expect to pay in fiscal year 2023, which includes approximately $150 million associated with our interpretation of the current Section 174 legislation. Inclusive of cash to be paid for income taxes, we anticipate our total Operating Cash Flow for fiscal year 2023 will be between $300 million to $400 million. 2 For the first quarter of fiscal 2023, net cash used in operating activities was $(45.6) million, as compared to $(10.7) million used in operating activities in the prior year period. Free cash flow1 for the first quarter of fiscal year 2023 was $(59.4) million, as compared to $(19.7) million in the prior year period. The Company declared a regular quarterly dividend of $0.43 per share, which is payable on August 31, 2022 to stockholders of record on August 15, 2022. ABOUT BOOZ ALLEN HAMILTON For more than 100 years, military, government, and business leaders have turned to Booz Allen Hamilton to solve their most complex problems. As a consulting firm with experts in analytics, digital solutions, engineering, and cyber, we help organizations transform. We are a key partner on some of the most innovative programs for governments worldwide and trusted by its most sensitive agencies. We work shoulder-to-shoulder with clients, using a mission-first approach to choose the right strategy and technology to help them realize their vision. With global headquarters in McLean, Virginia, our firm employs approximately 29,300 people globally as of June 30, 2022, and had revenue of $8.4 billion for the 12 months ended March 31, 2022. To learn more, visit www.boozallen.com. (NYSE: BAH) OPERATING PERFORMANCE REAFFIRMED FISCAL 2023 GUIDANCE Revenue Growth1 5.0 – 9.0% Adjusted EBITDA1 $950 – $1,000 million Adjusted EBITDA Margin on Revenue Mid-to-High 10% Adjusted Diluted EPS2 $4.15 – $4.45 Net Cash Provided by Operating Activities3 $850 – $950 million

NON-GAAP FINANCIAL INFORMATION “Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its client staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. “Adjusted Operating Income” represents operating income before acquisition and divestiture costs, financing transaction costs, and significant acquisition amortization. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted EBITDA” represents net income attributable to common stockholders before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including acquisition and divestiture costs, restructuring costs, financing transaction costs, and supplemental employee benefits due to COVID-19. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. “Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses” is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. Booz Allen prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted Net Income” represents net income attributable to common stockholders before:(i) acquisition and divestiture costs, (ii) financing transaction costs, (iii) significant acquisition amortization, and (iv) amortization and write-off of debt issuance costs and debt discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. Booz Allen views Adjusted Net Income as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform. “Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to the consolidated financial statements of the Company's Form 10-K for the fiscal year ended March 31, 2022. "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software. "Free Cash Flow Conversion" is calculated as Free Cash Flow divided by Adjusted Net Income. "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by the last twelve months Adjusted EBITDA. Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS because management uses these measures for business planning purposes, including managing its business against internal projected results of operations and measuring its performance. Management views Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These non-GAAP measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. Management also utilizes Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its client staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. Booz Allen also utilizes and discusses Free Cash Flow in this release because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business and measuring liquidity generally. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These non-GAAP measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Last 12 months Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Conversion, and Net Leverage Ratio are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income attributable to common stockholders to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Last 12 months Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share, net cash used in operating activities to Free Cash Flow and Free Cash Flow Conversion, and net debt to Net Leverage Ratio, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Last 12 months Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, operating income, net income attributable to common stockholders or diluted EPS as measures of operating results, each as defined under GAAP, (iii) use Free Cash Flow, Free Cash Flow Conversion, and Net Leverage Ratio, in addition to, and not as an alternative to, net cash used in operating activities as a measure of liquidity, each as defined under GAAP, and (iv) use Net Leverage Ratio in addition to, and not as an alternative to, net debt as a measure of Booz Allen's debt leverage. Exhibit 4 includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Last 12 months Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Conversion, and Net Leverage Ratio to the most directly comparable financial measure calculated and presented in accordance with GAAP. With respect to our expectations under “Financial Outlook” above, a reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2023. Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate 3 the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. In addition, our expectations for Adjusted EBITDA Margin on Revenue for fiscal 2023 is presented under "Financial Outlook" above and management may discuss its expectation for Adjusted EBITDA Margin on Revenue for fiscal 2025 from time to time. A reconciliation of Adjusted EBITDA Margin on Revenue guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. FORWARD LOOKING STATEMENTS Certain statements contained in this press release and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include: • any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular; • changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support or as a result of the U.S. administration transition; • efforts by Congress and other U.S. government bodies to reduce U.S. government spending and address budgetary constraints, and the U.S. deficit, as well as associated uncertainty around the timing, extent, nature, and effect of such efforts; • delayed long-term funding of our contracts due to uncertainty relating to funding of the U.S. government and a possible failure of Congressional efforts to approve such funding and to craft a long-term agreement on the U.S. government’s ability to incur indebtedness in excess of its current limits, or changes in the pattern or timing of government funding and spending; • U.S. government shutdowns as a result of the failure by elected officials to fund the government; • failure to comply with numerous laws and regulations, including, but not limited to, the Federal Acquisition Regulation (FAR), the False Claims Act, the Defense Federal Acquisition Regulation Supplement and FAR Cost Accounting Standards and Cost Principles; • the effects of COVID-19, and other pandemics or widespread health epidemics, including disruptions to our workforce and the impact on government spending and demand for our solutions, as well as the impact of our Company policy requiring full COVID-19 vaccinations of all employees, except for employees who qualify for medical or religious exemptions; • our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors’ protests of major contract awards received by us; • variable purchasing patterns under U.S. government General Services Administration Multiple Award schedule contracts, or GSA, schedules, blanket purchase agreements and indefinite delivery/indefinite quantity, or IDIQ, contracts; • the loss of GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs; • changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts; • changes in estimates used in recognizing revenue; • our ability to realize the full value of and replenish our backlog, generate revenue under certain of our contracts and the timing of our receipt of revenue under contracts included in backlog; • internal system or service failures and security breaches, including, but not limited to, those resulting from external or internal cyber attacks on our network and internal systems; • risks related to the operation of financial management systems; • an inability to attract, train, or retain employees with the requisite skills and experience; • an inability to timely hire, assimilate and effectively utilize our employees, ensure that employees obtain and maintain necessary security clearances and/or effectively manage our cost structure; • risks related to inflation that could impact the cost of doing business and/or reduce customer buying power; • the loss of members of senior management or failure to develop new leaders; • misconduct or other improper activities from our employees or subcontractors, including the improper use or release of our clients’ sensitive or classified information; • increased competition from other companies in our industry; • failure to maintain strong relationships with other contractors or the failure of contractors with which we have entered into a sub- or prime- contractor relationship to meet their obligations to us or our clients; • inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including the effects of COVID-19, and other pandemics or widespread health epidemics, including disruptions to our workforce and the impact on government spending and demand for our solutions, as well as the impact of our Company policy requiring full COVID-19 vaccinations of all employees, except for employees who qualify for medical or religious exemptions; • our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors’ protests of major contract awards received by us; • variable purchasing patterns under U.S. government General Services Administration Multiple Award schedule contracts, or GSA, schedules, blanket purchase agreements and indefinite delivery/indefinite quantity, or IDIQ, contracts; • the loss of GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs; • changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts; • changes in estimates used in recognizing revenue; 4

5 • our ability to realize the full value of and replenish our backlog, generate revenue under certain of our contracts and the timing of our receipt of revenue under contracts included in backlog; • internal system or service failures and security breaches, including, but not limited to, those resulting from external or internal cyber attacks on our network and internal systems; • risks related to the operation of financial management systems; • an inability to attract, train, or retain employees with the requisite skills and experience; • an inability to timely hire, assimilate and effectively utilize our employees, ensure that employees obtain and maintain necessary security clearances and/or effectively manage our cost structure; • risks related to inflation that could impact the cost of doing business and/or reduce customer buying power; • the loss of members of senior management or failure to develop new leaders; • misconduct or other improper activities from our employees or subcontractors, including the improper use or release of our clients’ sensitive or classified information; • increased competition from other companies in our industry; • failure to maintain strong relationships with other contractors or the failure of contractors with which we have entered into a sub- or prime- contractor relationship to meet their obligations to us or our clients; • inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; ◦ failure to comply with special U.S. government laws and regulations relating to our international operations; ◦ risks associated with increased competition, new relationships, clients, capabilities, and service offerings in our U.S. and international businesses; ◦ risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business or respond to market developments; ◦ the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits; ◦ risks related to pending, completed and future acquisitions and dispositions, including the ability to satisfy specified closing conditions for pending transactions, such as those related to receipt of regulatory approval or lack of regulatory intervention, and to realize the expected benefits from completed acquisitions and dispositions; ◦ the incurrence of additional tax liabilities, including as a result of changes in tax laws or management judgments involving complex tax matters; ▪ risks inherent in the government contracting environment; ▪ continued efforts to change how the U.S. government reimburses compensation-related costs and other expenses or otherwise limits such reimbursements and an increased risk of compensation being deemed unreasonable and unallowable or payments being withheld as a result of U.S. government audit, review, or investigation; ▪ increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments; ▪ the size of our addressable markets and the amount of U.S. government spending on private contractors; ▪ risks related to our indebtedness and credit facilities which contain financial and operating covenants; ▪ the impact of changes in accounting rules; and regulations, or interpretations thereof, that may affect the way we recognize and report our financial results, including changes in accounting rules governing recognition of revenue; and ▪ the impact of ESG-related risks and climate change generally on our and our clients' businesses and operations. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K filed with the SEC on May 20, 2022. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. 5

Exhibit 1 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Operations 6 Three Months Ended June 30, (Amounts in thousands, except per share data) 2022 2021 (unaudited) Revenue $ 2,249,600 $ 1,989,066 Operating costs and expenses: Cost of revenue 1,074,973 962,719 Billable expenses 674,266 555,545 General and administrative expenses 253,064 301,800 Depreciation and amortization 40,102 27,745 Total operating costs and expenses 2,042,405 1,847,809 Operating income 207,195 141,257 Interest expense (24,655) (21,270) Other income (expense), net (2,958) (533) Income before income taxes 179,582 119,454 Income tax expense 41,489 27,352 Net income $ 138,093 $ 92,102 Net loss attributable to non-controlling interest 191 — Net income attributable to common stockholders 138,284 92,102 Earnings per common share: Basic $ 1.04 $ 0.68 Diluted $ 1.03 $ 0.67 6

Exhibit 2 Booz Allen Hamilton Holding Corporation Condensed Consolidated Balance Sheets (Amounts in thousands, except share and per share data) June 30, 2022 March 31, 2022 (Unaudited) Assets Current assets: Cash and cash equivalents $ 497,828 $ 695,910 Accounts receivable, net 1,828,376 1,622,989 Prepaid expenses and other current assets 94,949 126,777 Total current assets 2,421,153 2,445,676 Property and equipment, net of accumulated depreciation 194,948 202,229 Operating lease right-of-use assets 213,467 227,231 Intangible assets, net of accumulated amortization 626,907 646,682 Goodwill 2,021,931 2,021,931 Other long-term assets 483,993 481,826 Total assets $ 5,962,399 $ 6,025,575 Liabilities and stockholders' equity Current liabilities: Current portion of long-term debt $ 68,379 $ 68,379 Accounts payable and other accrued expenses 898,329 902,616 Accrued compensation and benefits 361,119 438,634 Operating lease liabilities 55,272 52,334 Other current liabilities 132,892 71,991 Total current liabilities 1,515,991 1,533,954 Long-term debt, net of current portion 2,715,497 2,731,693 Operating lease liabilities, net of current portion 229,998 247,070 Deferred tax liabilities 58,087 239,602 Other long-term liabilities 343,702 226,535 Total liabilities 4,863,275 4,978,854 Stockholders’ equity: Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 164,900,879 shares at June 30, 2022 and 164,372,545 shares at March 31, 2022; outstanding, 132,423,378 shares at June 30, 2022 and 132,584,348 shares at March 31, 2022 1,650 1,646 Treasury stock, at cost — 32,477,501 shares at June 30, 2022 and 31,788,197 shares at March 31, 2022 (1,693,012) (1,635,454) Additional paid-in capital 679,632 656,222 Retained earnings 2,095,093 2,015,071 Accumulated other comprehensive loss 14,342 8,585 Total Booz Allen stockholders' equity 1,097,705 1,046,070 Non-controlling interest 1,419 651 Total stockholders’ equity 1,099,124 1,046,721 Total liabilities and stockholders’ equity $ 5,962,399 $ 6,025,575 77

Exhibit 3 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Cash Flows UNAUDITED 8 Three Months Ended June 30, (Amounts in thousands) 2022 2021 Cash flows from operating activities Net income $ 138,093 $ 92,102 Adjustments to reconcile net income to net cash used in operating activities: Depreciation and amortization 40,102 27,745 Noncash lease expense 13,787 13,581 Stock-based compensation expense 13,696 12,444 Amortization of debt issuance costs 1,161 1,129 Loss on debt extinguishment — 2,515 (Gains) losses on dispositions, and other 688 (27) Changes in assets and liabilities: Accounts receivable, net (205,387) (220,112) Deferred income taxes and income taxes receivable / payable 34,802 22,323 Prepaid expenses and other current and long-term assets (10,636) (8,874) Accrued compensation and benefits (61,039) (75,509) Accounts payable and other accrued expenses (4,287) 121,862 Other current and long-term liabilities (6,614) 159 Net cash used in operating activities (45,634) (10,662) Cash flows from investing activities Purchases of property, equipment, and software (13,734) (9,008) Payments for business acquisitions, net of cash acquired — (665,583) Payments for cost method investments — (2,000) Net cash used in investing activities (13,734) (676,591) Cash flows from financing activities Proceeds from issuance of common stock 6,081 5,758 Stock option exercises 4,596 1,794 Repurchases of common stock (73,397) (123,805) Cash dividends paid (58,899) (51,641) Repayments on revolving credit facility, term loans, and Senior Notes (17,095) (60,973) Net proceeds from debt issuance — 487,027 Proceeds from revolving credit facility — 60,000 Net cash provided by (used) in financing activities (138,714) 318,160 Net decrease in cash and cash equivalents (198,082) (369,093) Cash and cash equivalents — beginning of period 695,910 990,955 Cash and cash equivalents — end of period $ 497,828 $ 621,862 Supplemental disclosures of cash flow information Net cash paid during the period for: Interest $ 8,735 $ 6,713 Income taxes $ 2,952 $ 1,673 Supplemental disclosures of non-cash investing and financing activities Share repurchases transacted but not settled and paid $ — $ 3,041 8

Exhibit 4 - Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information
(UNAUDITED)

(In thousands, except share and per share data)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021
Revenue, Excluding Billable Expenses		
Revenue	$ 2,249,600	$ 1,989,066
Less: Billable expenses	674,266	555,545
Revenue, Excluding Billable Expenses	$ 1,575,334	$ 1,433,521
Adjusted Operating Income		
Operating Income	$ 207,195	$ 141,257
Acquisition and divestiture costs (a)	5,093	66,789
Financing transaction costs (b)	—	2,348
Significant acquisition amortization (c)	11,087	2,658
Adjusted Operating Income	$ 223,375	$ 213,052
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses		
Net income attributable to common stockholders	$ 138,284	$ 92,102
Income tax expense	41,489	27,352
Interest and other, net (d)	27,613	21,803
Depreciation and amortization	40,102	27,745
EBITDA	$ 247,488	$ 169,002
Acquisition and divestiture costs (a)	5,093	66,789
Financing transaction costs (b)	—	2,348
Adjusted EBITDA	$ 252,581	$ 238,139
Adjusted EBITDA Margin on Revenue	11.2 %	12.0 %
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	16.0 %	16.6 %
Adjusted Net Income		
Net income attributable to common stockholders	$ 138,284	$ 92,102
Acquisition and divestiture costs (a)	5,093	66,789
Financing transaction costs (b)	—	2,348
Significant acquisition amortization (c)	11,087	2,658
Amortization and write-off of debt issuance costs and debt discount	823	887
Adjustments for tax effect (e)	(4,421)	(18,897)
Adjusted Net Income	$ 150,866	$ 145,887
Adjusted Diluted Earnings Per Share		
Weighted-average number of diluted shares outstanding	133,011,088	136,392,343
Adjusted Net Income Per Diluted Share (f)	$ 1.13	$ 1.07
Free Cash Flow		
Net cash used in operating activities	$ (45,634)	$ (10,662)
Less: Purchases of property, equipment and software	(13,734)	(9,008)
Free Cash Flow	$ (59,368)	$ (19,670)
Free Cash Flow Conversion	(39)%	(13)%

(a) Represents costs associated with the acquisition and divestiture efforts of the Company related to transactions for which the Company has entered into a letter of intent to either acquire a controlling financial interest in the target entity or divest a portion of our business. Acquisition and divestiture costs primarily include costs associated with (i) buy-side and sell-side due diligence activities, (ii) compensation expenses associated with employee retention, and (iii) legal and advisory fees primarily associated with the acquisitions of Liberty IT Solutions, LLC ("Liberty"), Tracepoint Holdings, LLC ("Tracepoint"), and EverWatch Corp. ("EverWatch"), as well as the planned divestiture of our management consulting business serving the Middle East and North Africa (the "MENA Divestiture").

(b) Reflects expenses associated with debt financing activities incurred during the first quarter of fiscal 2022.

(c) Amortization expense associated with acquired intangibles from significant acquisitions. Significant acquisitions include acquisitions which the Company considers to be beyond the scope of our normal operations. Significant acquisition amortization includes amortization expense associated with the acquisition of Liberty in the first quarter of fiscal 2022.

(d) Reflects the combination of Interest expense and Other income (expense), net from the condensed consolidated statement of operations.

(e) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized.

(f) Excludes adjustments of approximately $0.9 million and $0.5 million of net earnings for the three months ended June 30, 2022 and June 30, 2021, respectively, associated with the application of the two-class method for computing diluted earnings per share.

9

Exhibit 4 - Booz Allen Hamilton Holding Corporation

Non-GAAP Financial Information (Continued)

(UNAUDITED)

(In thousands, except share and per share data)	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021
Net income attributable to common stockholders	$ 138,284	$ 90,873	$ 128,846	$ 154,834
Income tax expense	41,489	33,897	30,090	46,127
Interest and other, net (a)	27,613	23,653	18,276	17,406
Depreciation and amortization	40,102	40,824	39,576	37,602
EBITDA	$ 247,488	$ 189,247	$ 216,788	$ 255,969
Acquisition and divestiture costs (b)	5,093	11,670	5,346	13,680
Restructuring costs (c)	—	4,164	—	—
Adjusted EBITDA	$ 252,581	$ 205,081	$ 222,134	$ 269,649
Last 12 months Adjusted EBITDA	$ 949,445			
Total Debt	$ 2,783,876			
Less: Cash	497,828			
Net Debt	$ 2,286,048			
Net Leverage Ratio	2.4			

(In thousands, except share and per share data)	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020
Net income attributable to common stockholders	$ 92,102	$ 199,179	$ 144,371	$ 136,081
Income tax expense	27,352	(48,937)	21,612	39,319
Interest and other, net (a)	21,803	20,765	18,274	31,821
Depreciation and amortization	27,745	21,455	21,113	21,015
EBITDA	$ 169,002	$ 192,462	$ 205,370	$ 228,236
Acquisition and divestiture costs (b)	66,789	411	—	—
Financing transaction costs (d)	2,348	—	—	—
COVID-19 supplemental employee benefits (e)	—	—	68	167
Adjusted EBITDA	$ 238,139	$ 192,873	$ 205,438	$ 228,403
Last 12 months Adjusted EBITDA	864,853			
Total Debt	$ 2,848,656			
Less: Cash	621,862			
Net Debt	$ 2,226,794			
Net Leverage Ratio	2.6			

(a) Reflects the combination of Interest expense and Other income (expense), net from the condensed consolidated statement of operations.

(b) Represents costs associated with the acquisition and divestiture efforts of the Company related to transactions for which the Company has entered into a letter of intent to either acquire a controlling financial interest in the target entity or divest a portion of our business. Acquisition and divestiture costs primarily include costs associated with (i) buy-side and sell-side due diligence activities, (ii) compensation expenses associated with employee retention, and (iii) legal and advisory fees primarily associated with the acquisitions of Liberty IT Solutions, LLC ("Liberty"), Tracepoint Holdings, LLC ("Tracepoint"), and EverWatch Corp. ("EverWatch"), as well as the planned divestiture of our management consulting business serving the Middle East and North Africa (the "MENA Divestiture").

(c) Reflects restructuring charges of $8.3 million incurred during the fourth quarter of fiscal 2022, net of approximately $4.2 million of revenue recognized on recoverable expenses, associated with severance costs of a restructuring plan to reduce certain executive administrative personnel costs.

(d) Reflects expenses associated with debt financing activities incurred during the first quarter of fiscal 2022.

(e) Represents the supplemental contribution to employees' dependent care FSA accounts in response to COVID-19.

10

1 1 Exhibit 5 Booz Allen Hamilton Holding Corporation Operating Data As of June 30, (Amounts in millions) 2022 2021 Backlog Funded $ 4,020 $ 3,493 Unfunded 9,991 9,029 Priced Options 14,617 14,295 Total Backlog $ 28,628 $ 26,817 Three Months Ended June 30, 2022 2021 Book-to-Bill ** 0.72 1.30 ** Book-to-bill is calculated as net bookings, which represents the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, divided by the relevant fiscal period revenue. As of June 30, 2022 2021 Headcount Total Headcount 29,291 28,558 Client Staff Headcount 26,438 25,466 Three Months Ended June 30, 2022 2021 Percentage of Total Revenue by Contract Type Cost-Reimbursable 53% 56% Time-and-Materials 24% 25% Fixed-Price 23% 19% 11